EXHIBIT 10.6

FEDERAL HOME LOAN BANK OF SAN FRANCISCO

RESOLUTION

September 27, 2019

RESOLVED, that the Board of Directors of the Federal Home Loan Bank of San Francisco hereby approves the 2020 Board of Directors Compensation and Expense Reimbursement Policy attached as Exhibit B.

I certify that this is a true and correct copy of a resolution adopted by the Board of Directors of the Federal Home Loan Bank of San Francisco at its meeting on September 27, 2019

/s/ Daniel L. Cooke
Daniel L. Cooke, Senior Vice President and Deputy General Counsel-Corporate Secretary

EXHIBIT B

2020 Board of Directors
Compensation and Expense Reimbursement Policy

The Board of Directors of the Federal Home Loan Bank of San Francisco hereby establishes the following Compensation and Expense Reimbursement Policy for 2020.

Compensation

To provide the Directors with reasonable compensation for the performance of their duties as members of the Board of Directors and the amount of time spent on official Bank business, the Bank will pay service and meeting fees to each member of the Board of Directors in accordance with the applicable position held by the Director as set forth below.

Position	Maximum Annual Service Fee	Maximum Annual Meeting Fees	Total Maximum Annual Compensation[1]
Chair	$90,000	$50,000	$140,000
Vice Chair	$85,000	$50,000	$135,000
Audit and Risk Committee Chairs	$75,000	$50,000	$125,000
All Other Committee Chairs	$70,000	$50,000	$120,000
Other Directors	$65,000	$50,000	$115,000

In determining Total Maximum Annual Compensation, the Board considered compensation levels and practices at other Federal Home Loan Banks, the Director Compensation Report - May 23, 2019 prepared by McLagan, and trends in the financial services market generally.

Service Fees

Service fees for the above positions compensate Directors for their continuous service as Bank directors, including for their time attending special Board and Committee meetings held during the year as needed, preparing for Board and Committee meetings, reviewing materials sent periodically between meetings, attending Director training and educational briefings, and all other activities outside the regularly scheduled two-day Board and Committee meetings, which may include attending Affordable Housing Advisory Council and Federal Home Loan Bank System meetings. Directors are expected to attend all Board meetings and meetings of the Committees on which they serve, and to remain engaged and actively participate in all meetings.

The maximum annual service fee will be pro-rated and paid with the meeting fee, if applicable, at the conclusion of each two-month service period on the Board of Directors (i.e., month-end February, April, June, August, October and December). A Director will not be paid the final two-month service fee for the year if the Director has not attended (in person or by telephone) at least
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1In addition to the Total Maximum Annual Compensation set forth in this table, Directors may receive up to an additional $1,500 in the form of expense reimbursement in accordance with the provisions on spouse/significant other and guest expenses, as set forth below.

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75% of all regular and special meetings of the Board and the Committees on which the Director served during the year (adjusted as needed for partial year service), or if the Board, in its discretion, determines at any time that the Director has consistently demonstrated a lack of engagement and participation in meetings attended.

If a Director holds more than one position on the Board, during any applicable payment period, the Director’s service fee for that period will be calculated based on the position that pays the highest service fee and will be pro-rated for the number of days the Director held that position during the applicable payment period. Any Director who joins or leaves the Board between service fee payments will receive a pro rata service fee for the number of days the Director was on the Board during the service period.

Meeting Fees

Each Director will receive a meeting fee of $10,000 for attending any portion of five of the six regularly scheduled two-day Board and Committee meetings, so long as the Director’s attendance includes the Board meeting and at least one Committee on which the Director serves. A Director may receive a meeting fee for participation in one regularly-scheduled Board and Committee meeting by telephone.

No meeting fee will be paid for participation in special meetings of the Board or Committees (in person or by telephone) or for participation in other Bank or Federal Home Loan Bank System activities.

The President and Chief Executive Officer of the Bank is authorized to interpret this Policy, as necessary, according to applicable statutory, regulatory and policy limits.

Expense Reimbursement

The Bank will reimburse Directors for necessary and reasonable travel, subsistence and other related expenses incurred in connection with the performance of their official duties, which may include participation in meetings or activities for which no fee is paid.

For expense reimbursement purposes, Directors’ “official duties” include:

1)	Meetings of the Board and Board Committees

2)	Meetings requested by the Federal Housing Finance Agency and Federal Home Loan Bank System Committees

3)	Meetings of the Council of Federal Home Loan Banks and its Committees

4)	Meetings of the Bank's Affordable Housing Advisory Council

5)	Events attended on behalf of the Bank when requested by the President in consultation with the Chair

6)	Other events attended on behalf of the Bank with the prior approval of the Chair

7)	Director education events attended with the prior approval of the Chair

8)	National Association of Corporate Directors Annual Meeting

Each Director is responsible for making his or her own travel arrangements to attend meetings and other events for which expenses may be reimbursed.

Expenses reimbursable for Directors are the same as the expenses reimbursable for the Bank’s President under the Bank’s Reimbursement and Travel Expense Policy, except that Directors may not be reimbursed for gift or entertainment expenses.

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To be reimbursed for allowable expenses, a Director must submit the related receipts to the Bank, itemizing the expenses, within 60 days of completion of any covered trip or activity, and must include the following information:

1)	Meeting(s) or event(s) attended, with dates and locations

2)	Itemization of reimbursable expenses, with supporting receipts for any expense exceeding $50.00

3)	Ticket receipt or e-ticket confirmation for airline travel

Spouse/Significant Other and Guest Expenses

In addition to the Total Maximum Annual Compensation set forth above, the Bank will pay (or reimburse) each Director up to an annual amount of $1,500 for (i) travel and group meal/function related expenses of spouses/significant others or a guest (collectively “approved guests”) accompanying Directors to the annual off-site Strategic Board Meeting; and/or, (ii) occasional attendance by approved guests at Board group dinners during regular Board meetings in San Francisco.

The cost of approved guests’ travel and meals paid (or reimbursed) by the Bank may be considered by the IRS to be taxable income and will appear on Directors’ Form 1099.

Charitable Contribution Matching Gift Program

Each Director may participate in the Bank’s Charitable Contribution Matching Gift Program, under which the Bank will match, dollar-for-dollar, up to $1,000 per calendar year, eligible personal cash donations made by the Director to eligible IRS 501(c)(3) tax-exempt charitable organizations. The Bank matching contribution will be paid directly to the eligible tax-exempt organization.

Records and Reporting

The Bank will maintain records of (i) Directors’ attendance at meetings of the Board and Board committees; (ii) total compensation paid; (iii) expenses reimbursed; and (iv) matching charitable contributions. The Bank will report this information to the Federal Housing Finance Agency as required. The Bank is also required to report matching charitable contributions as “Other Income” in the Directors Compensation Table in the Bank’s Form 10-K. The Bank recognizes that matching charitable contributions may not be considered by the IRS to be “income” to the Director for tax purposes.

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